UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota (Address of principal executive offices)	55420 (Zip Code)

Registrant’s telephone number, including area code:	(952) 888-8801

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5-Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
The Board of Directors (the “Board”) of The Toro Company (“Toro”), upon recommendation of the Nominating & Governance Committee of the Board, took action to increase the size of the Board from ten directors to eleven directors and elect Michael G. Vale, Ph.D., to fill the vacancy created by such increase, with such increase in the size of the Board and election of Dr. Vale to be effective January 1, 2018. Dr. Vale will join the class of directors having a term ending at Toro’s Annual Meeting of Shareholders to be held in March 2018. Dr. Vale will join the Audit Committee and the Finance Committee of the Board, with such appointments also effective January 1, 2018. There are no arrangements or understandings between Dr. Vale and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of Toro’s last fiscal year, or are currently proposed, regarding Dr. Vale that are required to be disclosed by Item 404(a) of Regulation S-K. In connection with the election of Dr. Vale to the Board, Toro will enter into an Indemnification Agreement with Dr. Vale in the same form that Toro has entered into with its other non-employee directors, pursuant to which Toro has agreed to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware law and Toro’s Restated Certificate of Incorporation and continued director’s and officer’s liability insurance coverage. A copy of the form of Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Dr. Vale, 51, currently serves as the executive vice president, Health Care Business Group of 3M Company (NYSE: MMM), a global diversified technology company based in St. Paul, Minnesota (“3M”). He has served as executive vice president, Health Care Business Group of 3M since July 2016. Previously, he served as 3M’s executive vice president, Consumer Business Group from August 2011 to July 2016. Dr. Vale joined 3M in 1992 and has served in a variety of domestic and international roles, including product development engineer, manufacturing director, managing director of 3M Spain, and managing director of 3M Brazil.
Dr. Vale will receive compensation pursuant to plans and policies applicable to non-employee members of the Board as described on pages 23 to 26 in the Proxy Statement for Toro’s Annual Meeting of Shareholders held on March 21, 2017, under the heading “Director Compensation.”

Section 7-Regulation FD

Item 7.01    Regulation FD Disclosure

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release issued by Toro in connection with the announcement of the election of Dr. Vale to the Board, with such election to be effective as of January 1, 2018.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Toro under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9-Financial Statements and Exhibits
Item 9.01.     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1
Form of Indemnification Agreement with the members of the Board of Directors (incorporated by reference to Exhibit 10(u) to Toro’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, Commission File No. 1-8649).

99.1	Press release dated December 5, 2017 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: December 5, 2017	By /s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

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